Windes & McClaughry Accountancy Corporation

September 12, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10SB/A Amendment Number 2 of our report dated April 12, 2006, relating to the consolidated financial statements of Seychelle Environmental Technologies, Inc as of February 28, 2006 and for year then ended, which appears in such Form 10SB/A Amendment Number 2.

/s/ Windes & McClaughry

Irvine, California
September 12, 2006

18201 Von Karman Ave. Suite 1060, Irvine, CA 92612
Tele: (949) 271-2600       Fax: (949) 660-5681

ARMANDO C. IBARRA
Certified Public Accountants
A Professional Corporation
Armando C. Ibarra, C.P.A. Members of the California Society of Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD Members of the American Institute of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

September 12, 2006

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our report of August 16, 2005, on the audited consolidated financial statements of Seychelle Environmental Technologies, Inc., as of February 28, 2005 in the annual filing of form 10KSB for the fiscal year ended February 28, 2006 with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Armando C. Ibarra

ARMANDO C. IBARRA, C.P.A.